SEARCHLIGHT MINERALS

Unearthing Opportunities

Searchlight Minerals Corp.

December 28, 2010


Unearthing Opportunities
GOLD
999.9

Forward Looking Statements

SEARCHLIGHT MINERALS

This presentation may contain, in addition to historical information, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this Presentation that are forward-looking statements are subject to various risks and uncertainties concerning the specific factors disclosed under the heading "Risk Factors" and elsewhere in the Company's periodic filings with the U.S. Securities and Exchange Commission. When used in this Presentation, the words such as "could," "plan", "estimate", "expect", "intend", "may", "potential", "should", and similar expressions, are forward-looking statements. The risk factors that could cause actual results to differ from these forward-looking statements include, but are not restricted to the Company's limited operating history, uncertainties about the availability of additional financing, geological or mechanical difficulties affecting the Company's planned geological work programs, uncertainty of estimates of mineralized material, operational risk, environmental risk, financial risk, currency risk, and other statements that are not historical facts as disclosed under the heading "Risk Factors" in the Company's Annual Report on Form 10-K filing with the SEC and elsewhere in the Company's periodic and other filings with securities regulators in the United States. Copies of the Company's periodic reports and such other filings are available on the SEC's website at sec.gov.

Company Overview

- Domestic focused exploration stage company engaged in the acquisition and exploration of mineral properties and slag reprocessing projects.
- Focused on two mineral properties in SW USA:
  - **Clarkdale Gold Project** – a reclamation project to recover precious and base metals from the reprocessing of slag produced from the smelting of copper ore mined at the United Verde Copper Mine in Jerome, Arizona
  - **Searchlight Gold Project** – a prospective exploration land package located in a proven gold camp in Searchlight, Nevada, adjacent to existing infrastructure.
- Established management and consulting team, with strong technical and financial credentials.
- Clarkdale the principal value driver, with near–term processing targeted from a fully drilled-up, defined slag pile showing high gold grades over large intervals.


Seattle
WASHINGTON
OREGON
IDAHO
NEVADA
Las Vegas
UTAH
ARIZONA

The Clarkdale Slag Project:
Overview


79
Au
Gold
196.96655
47
Ag
Silver
107.8682
29
Cu
Copper
63.546
30
Zn
Zinc
65.409
26
Fe
Iron
55.8457

- A unique reclamation project to recover precious and base metals from the reprocessing of slag produced from the smelting of copper ore mined at the United Verde Copper Mine in Jerome, Arizona.
- The historic "Billion Dollar Copper Camp" in Jerome delivered high-grade sulphide ore to the Clarkdale smelter, which was one of the world's largest smelters in the first half of the 20th Century.
- The silicate slag from smelting operations was systematically deposited into a semi-homogenous pile, with significant amounts of gold and other valuable metals "locked up" in the slag material.
- Substantially higher metal prices and recent technological advances have enabled an economic reappraisal of the slag pile, which now represents a potentially valuable and near-term opportunity.
- The slag pile and all associated land and infrastructure are held 100% by SMC. There are limited environmental issues and all relevant permits have been issued.

The Clarkdale Slag Project: *Location*

SEARCHLIGHT MINERALS

- The project is located outside the town of Clarkdale, Arizona, which is approx. 100 miles north of Phoenix, and is situated on 800+ acres of industrial zoned land. Clarkdale itself is a modest-sized town of some 8,000 residents, which was originally established as a "company town" to provide accommodations and services to the local historic copper smelting activities during the first half of the 20th Century.

- The slag deposit occupies an area of approx. 45 acres, with reasonably consistent thickness of approximately 100 feet, and is located between the Verde River and an active railroad track.


Tusayan
Cameron
Second Mesa
Peach Springs
Quivero
Red Lake
Bidahochi
Seligman
Williams
Flagstaff
Pine Springs
Winslow
Sedona
Joseph City
Clarkdale
Wikieup
Clarkdale Slag Project
Happy Jack
Strawberry
Heber
Dewey
Kirkland Junction
Payson
Congress
Aguila
Wickenburg
Carrizo
Cave Creek
Wenden
Cedar Creek
Brenda
Sun City
Phoenix
Avondale
Globe
Arlington
Buckeye
Mesa
Sun Lakes
Florence
Horn
Gila Bend
Casa Grande
Klondyke
Sentinel
Eloy
Kohatk
Cucklebur
Marana



The Clarkdale Slag Project:
Mineral Estimate

SEARCHLIGHT MINERALS

- In 2005, Mountain States R&D International (MSRDI) was retained by SMC to conduct a drilling, sampling and analysis program on the slag deposit under standard "chain of custody" (COC) protocol.
- A sequence of 18 sonic holes were drilled under COC on the slag deposit on a regular spaced grid, as illustrated on the right.
- In 2007, Independent Mining Consultants (IMC) of Tucson, Arizona prepared a report for SMC regarding the tonnage and grade estimates of the slag deposit, based on the MSRDI drill hole and bulk density data, as well as the topographic maps showing the present relief of the slag pile.



RIM OF PILE
TOE OF PILE
NORTHING
ROAD
EASTING
N
CLARKDALE SLAG PROJECT
DRILLING PROGRAM
SCALE
LEGEND

Slag Pile	Tons in Millions	Au (opt)	Ag (opt)	Cu (%)	Zn (%)	Fe (%)
East	19.86	0.50	0.10	0.34	2.47	33.18
West	0.34	0.39	0.07	0.22	1.70	31.30
Combined	**20.20**	**0.50**	**0.10**	**0.34**	**2.46**	**33.15**

Officers & Directors

SEARCHLIGHT MINERALS

- **Martin B. Oring – Chairman, President and Chief Executive Officer**

  Marty has extensive experience as a member of management in several companies, including Prudential Securities, Chase Manhattan Corporation and Mobil Corporation. Marty also served as a member of management and Board of Directors in several oil and gas companies. Marty received a B.S. degree in mechanical engineering from the Carnegie Institute of Technology in 1966 and an M.B.A. from Columbia University Graduate School of Business in 1968 in Finance, Production Management and Marketing.

- **Melvin L. Williams – Chief Financial Officer**

  Mel is a certified public accountant with over 20 years' experience in the public accounting industry with the firm of Cupit, Milligan, Ogden and Williams in Reno, Nevada. During this period, he provided auditing, consulting, merger/acquisition, valuation and tax services to companies in the manufacturing, technology, mining, healthcare and service industries, including publicly traded mining companies, as well as to various non-profit organizations. Mel, a member of the American Institute of Certified Public Accountants since 1989, is also a member of the Nevada Society of CPAs and past president of the Reno, Nevada chapter of the Institute of Management Accountants. He earned a Bachelor of Business Administration degree at the University of Oregon in 1983.

- **Carl S. Ager – Vice President, Secretary, Treasurer and Director**

  Carl is a trained Engineering Geophysicist and has held presidencies and directorships with several Nevada corporations, including a consultancy to mineral exploration companies. Prior to this, Carl was an investment executive for Scotia McLeod, one of Canada's leading full-service brokerage firms.

- **Robert D. McDougal – Director**

  Bob is a Certified Public Accountant with over 35 years experience, many dealing with mining and mining -related clients, including public companies. He was a Director and Officer of GEXA Gold for 16 years and one of the founders of Millennium Mining. Bob served on the NV Society of CPA's Committee on Natural resources for 7 years, 4 years as chairman.

Officers & Directors (cont.)

SEARCHLIGHT MINERALS

- **Jordan M. Estra – Independent Director**

  Jordan is an investment banker and executive with experience working with natural resource companies and as an Audit Committee financial expert. Since May 2009, Jordan has been the Managing Director of Private Equity at Sutter Securities Incorporated, where he specializes in raising capital for emerging natural resource companies. Since February 12, 2010, Jordan has also served as a director of Ensurge Inc., a mining investment company that is seeking gold mining opportunities in Brazil. Jordan graduated with High Distinction from Babson College with a degree in International Economics and with Honors from the Columbia University Graduate School of Business with an MBA in Finance.

- **J.C. "Mac" McFarland – Independent Director**

  Mac has 30 years of experience in the oil and natural gas industry with McFarland Energy, Inc., a NASDAQ-listed company, where he was Chairman and Chief Executive Officer from 1986 until its sale in 1997. He has served on the board of NYSE-listed Venoco, Inc. from 2004 through the present and also on the board of NYSE-listed Huntway Refining from 1988 to 2001. Mac earned a B.S. Degree in Business Administration (Finance and Accounting) from the University of California, Berkeley, along with graduate programs in management and finance at Harvard and Stanford Universities. He is a Certified Public Accountant who has elected inactive license status, and is an Audit Committee financial expert.

- **Michael W. Conboy – Independent Director**

  Michael is the Director of Research of Luxor Capital Group, LP, an investment management firm based in New York, New York. Luxor Capital Group is one of the Company's principal stockholders. Previously, Michael worked as a distressed investments analyst at ING in New York and London for ING's internal proprietary desk, where he was actively involved in numerous restructurings. Michael currently serves as the Chairman of the Board of Directors of CML Metals Corp., which is focused on redeveloping the Comstock/Mountain Lion iron ore mine in southwestern Utah, and Innovate Loan Servicing Corporation, a finance company focused on the subprime auto loan sector. Michael earned his B.S. in Business Administration from Georgetown University.

The Clarkdale Slag Project: *Technical Consultants*

SEARCHLIGHT MINERALS

- **Arrakis, Inc./James Murray**
  Jim is our Project Manager for the Clarkdale Metals Project. He has over 38 years of experience in mining and process engineering, project management, mine and process plant design, construction, and operation, as well as hazardous and radioactive waste remediation. His current specialty is process design for refractory ores. He has held senior management and engineering positions wit Consolidation Coal Company, Canonie Environmental Services, General Atomics, and Advanced Sciences, Inc. He is a career long member of SME and the recent past Chairman of the Extractive Metallurgy Chapter, a division of SME.

- **Nanominerals/Dr. Charles A. Ager**
  Dr. Ager has performed certain technical consulting services for us in his authorized capacity with Nanominerals. Dr. Ager is a geophysical engineer with almost 40 years of international experience in mine discovery, production and finance. Since 1988, he has been the driving force behind the Nanominerals group of companies focused on the development and application of new technology in the exploitation of refractory gold deposits.

- **Richard S. Kunter, & Associates/ Richard Kunter**
  Richard, who is currently leading our autoclave technical team, is an independent engineer and registered "qualified person" by the Mining and Minerals Association of America, who has extensive experience in autoclave development. He has held various senior engineering and management positions with Homestake Mining and Newmont Mining including Corporate Senior Metallurgist for Homestake Mining. He is also currently an Associate of Behre Dolbear and Samuel Engineering.

- **Metex Consulting /Dr. Ronald Poole**
  Ron has 34 years of experience as a process chemist and extractive metallurgist specializing in gold and platinum group metal extraction and is leading the effort to optimize leaching of the autoclave tails to solubulize gold once they have been treated in the autoclave. Most recently before forming his own consultancy, he was Chief Metallurgist for Anglo Platinum and PGM Refinery Manager for Lonrho Mining both companies located in South Africa.

Company Overview

SEARCHLIGHT MINERALS

TWO MAIN ISSUES FACINGTHE COMPANY:

1. **Financial stability and cash position**

2. **Technical issues related to the Clarkdale Slag Project**

Company Overview

SEARCHLIGHT MINERALS

- The Company is incorporated in Nevada, listed on the OTC Bulletin Board (ticker: SRCH)

CAPITALIZATION (12/27/10)

Shares Outstanding	**123,018,318**
Shares in Street Name	**78,134,012**
Share Price (12/27/10)	**$0.69**
Market Cap (approx)	**~ $85 M**
Avg. Daily Volume (3 month)	**145,000**

Strengthened Financial Position

SEARCHLIGHT MINERALS

- As of December 27, 2010, we had cash reserves of approximately $7.0 M
- We have enhanced the financial stability and cash position of the Company by:
  - Closing a $1.6 M financing (3 M shares) with expected additional 1 M share monthly closings over the next 10 months
  - Reducing our burn rate to approximately $500,000 per month (*down from $750,000+*)
- Over the next 12 months, our anticipated cash requirements will be approximately $7.4 M.

We believe that our current cash reserves, together with the expected additional monthly proceeds under our new financing and our reduced burn rate, are likely to provide us with the resources needed to fund our business plan through the next 12 months.

New Financing: *Successful Initial Closing of $1.6 M with Additional Monthly Closings to Follow*

SEARCHLIGHT MINERALS

- On December 22, we agreed to sell an aggregate of 13 M shares to an investor in a series of closings occurring over the course of a 10-month period.
- The initial closing occurred on December 23. We issued 3 M shares at a price of $0.53125 per share, resulting in gross proceeds of approximately **$1.6 M**.
- Subsequent monthly closings of 1 M shares each are anticipated to occur each month, on or about the 15th day of each month, for the next 10 months.
- The per share purchase price for each subsequent monthly closing will be determined by the volume weighted average trading price of our common stock for the 10 consecutive trading days immediately preceding each closing (VWAP), multiplied by 0.85.
- Subsequent monthly closings are conditioned upon the VWAP being at least $0.50 per share. If the VWAP is below $0.50 per share, the applicable closing will not occur and will be rescheduled at the end of the regularly scheduled closings (max. of 2 closings can be rescheduled).
- If the VWAP is at least $0.50 per share, then the minimum per share purchase price would be $0.425 and the minimum gross proceeds of each closing would be **$425,000**.

New Financing:
Other Key Terms

SEARCHLIGHT MINERALS

- Searchlight has the right, upon written notice to the investor, to immediately terminate the underlying purchase agreement at any time.
- In no event may the purchase of shares by the investor at a subsequent closing cause the investor's beneficial ownership to exceed 9.99% of the number of common shares outstanding after such subsequent closing.
- The investor has agreed not to engage in short sales of, or hedging transactions in, our securities during the term of the underlying purchase agreement.

The Clarkdale Slag Project:
Technical Actions Taken

SEARCHLIGHT MINERALS

- In an effort to address the technical issues of the project, during the first half of 2010, we made a strategic decision to pursue a "multi-path" approach to achieve commercial feasibility of the Clarkdale Slag Project.

- We supplemented our internal technical team with a new project manager and additional experienced engineers. The new engineering team consists of specialists in grinding, leaching, autoclaving, filtration, resins, solvent extraction and electro-winning. Three members of the new engineering team are designated as registered "qualified persons" by the Mining and Minerals Association of America (MMAA).

- We explored new grinding, leaching extraction, and equipment alternatives that would be suitable and commercially viable, as we sought alternative approaches to the process flow sheet.

- Four potential flow sheets were identified:
  1. the original halide leach;
  2. a modified halide leach;
  3. a three-stage acidic leach; and
  4. an autoclave process.

- Data on the first three options remains inconclusive. The autoclave process appears to have the most commercially viable potential and appears to provide the most consistent and cost-effective method for extracting gold from the slag.

The Clarkdale Slag Project:
The Autoclave Process & Current Work

SEARCHLIGHT MINERALS

- The autoclave process (also known as pressure oxidation, or POX) is a leach process that utilizes elevated temperature and pressure in an autoclave system to dissolve and remove impurities (iron and silica) from the ore. Autoclaving is a proven technology that is widely used within the mining industry.
- We are currently conducting small-scale bench tests of the autoclave process as part of the pre-feasibility study. To date, over 75 separate bench-scale autoclave tests have been conducted in a six-liter single batch autoclave, processing approx. 0.5kg of slag per test. The primary variables being isolated and tested include feed type (different grinds), retention time, chemistry, heat and pressure.
- To test the commercial viability of the autoclave process, we have outlined a technical program with clearly defined milestones. We intend to systematically advance the project to complete pre feasibility and feasibility studies, and finally a "bankable" feasibility document. We estimate that our monthly expenses will increase substantially if and when we commence a bankable feasibility study with respect to autoclaving.
- Even though we scaled down the project site, it remains a valuable resource and we anticipate the continued use of the facility for analytical and testing purposes as well as our future full-scale 2000 tpd production facility.

The Clarkdale Slag Project: *Technical Challenges in 2010*

SEARCHLIGHT MINERALS

- As we increased the amount of slag in the crushing and grinding circuit, we experienced difficulties in grinding the slag material into a fine enough material to be effectively leached by our simple halide leach. The hardness and abrasiveness of the carbon-rich ferro-silicates, which comprise about 90% of the slag, caused significant wear and tear on the metal crushers and grinders.
- We sought more advanced hard-facing technology and wear-resistant surfacing media for our crushing and grinding equipment. After many innovative attempts and modifications, these wear and tear issues remained and the crushing and grinding circuit was unable to liberate the precious metals sufficiently to allow the simple halide leach circuit to operate effectively.
- We adjusted the chemical characteristics of the simple halide leach in an effort to place less emphasis on the mechanical liberation and more emphasis on the chemical liberation. However, this resulted in the liberation of excess amounts of iron and silica, which in turn resulted in difficulties with our filtration process and made the precipitation of gold from the pregnant leach solution more difficult.
- Because of these challenges, we will not operate the test module on a continuous basis and we will not be able to process 100-250 tons per day, as originally planned. During 2010, we concluded that an investigation of alternative grinding and leaching methods was necessary in order to solve the problem.

Conceptual Process Flow Diagram:
For Pilot Run In 2010

SEARCHLIGHT MINERALS


Slag From Copper Smelter
Copper Slag Pile
Crushing
Grinding
Vibratory Mill
Leaching
Leach Chemicals
Filtration
Barren Solids
Metals In Solution
Electrowin Cells
Resin Columns
Zn Solvent Extraction
Cu Solvent Extraction
Resin Extraction
Ferro Silicate By Product Additives
Electrowin
Electrowin
Gold (Au)
Zinc (Zn)
Copper (Cu)
Silver (Ag)

The Clarkdale Slag Project:
Autoclave Proposed Process Flow Diagram

SEARCHLIGHT MINERALS



Slag From Copper Smelter
Crushing / Grinding
HPGR
Filtration
Autoclave
Autoclave Reagents
Clean Slag
Leaching
Leach Chemicals
H20 Treatment
Filtrate
Filtration
Barren Solids
Electrowin Cells
Metals In Solution
Resin Columns
Zn Solvent Extraction
Cu Solvent Extraction
Resin Extraction
Ferro Silicate By Product Additives
Electrowin
Electrowin
Gold (Au)
Zinc (Zn)
Copper (Cu)
Silver (Ag)

The Clarkdale Slag Project:
Construction of Test Module

SEARCHLIGHT MINERALS

- Our pre-feasibility study at the pilot plant indicated that with proper grinding, a simple halide leach could extract the precious and base metals from the slag in sufficient quantities which could potentially be economically viable.



Gold Dorê from Clarkdale Pilot Run



Gold Bead from Clarkdale Pilot Run

The Clarkdale Slag Project:
Operation of Test Module

SEARCHLIGHT MINERALS

- From 2009 to the summer of 2010 when a semi-continuous run was conducted several improvements to the Test Module were implemented to improve the efficiency and safety of the Test Module. The Test Module is shown in its current configuration in the lower right. Process/plant changes which were made included:

  1. Increased air scrubbing capacity.
  2. Installation of bulk reagent feed systems.
  3. Automated gas sensors and alarms.
  4. Automated leach system process condition monitoring. (ORP and pH)
  5. Improved process water and PLS (pregnant leach solution) system handling, storage, and treatment.



Clarkdale Test Module - 2009



Improved Clarkdale Test Module - 2010

The Clarkdale Slag Project:
Operation of Test Module

SEARCHLIGHT MINERALS

- Unfortunately, the large Vibratory Mill did not scale to a commercial size due to the unanticipated slower frequency of the smaller Vibratory Mill used in pre-feasibility testing. The net result is, the required particle grind size had to be reduced and the design throughput of the larger mill was only a fraction of what it was thought to be. This resulted in:

    1. Much slower total Test Module hourly, and hence daily, production demonstrating that the Test Module as configured would not achieve its designed throughput capacity.
    2. The slower throughput in the Vibratory Mill also demonstrated that this mill was not commercially viable for the full scale operation because 40 of these units would be required for a 2,000 tpd design capacity.
    3. The unanticipated slower frequency of the large Vibratory Mill, coupled with the more severe chemistry which had to be employed to liberate the gold, resulted in serious problems with filtration, leaching and downstream processes such as solvent extraction.
    4. The large quantities of iron and silica dissolved also became thixotropic in the leach solution making clean fluid separation difficult and impeding leach kinetics.



GK VibratoryMill



Stuttenroth Hammer Mills (Which precedes the GK Mill)

The Clarkdale Slag Project:
Operation of Test Module

SEARCHLIGHT MINERALS

- The extremely hard and abrasive slag material also demonstrated its ability to destroy and abrade even the most hardened and wear resistant steels. This resulted in:
  1. Excessive wear to the primary jaw crusher, resulting in feed not meeting design specifications ("off-spec feed") to the Hammer Mills.
  2. Excessive wear to the secondary crusher (hammer mills) resulting in off-spec feed to the Vibratory Mill.
  3. Off-spec feed to the Vibratory Mill further impeded its ability to give a consistent grind size for leaching.
  4. Off-spec feed to the leach system required even greater quantities of acid to achieve liberation.



Worn Jaw Crusher Plates



Stuttenroth Hammer Mill Wear Bars

The Clarkdale Slag Project:
Operation of Test Module / Lessons Learned

SEARCHLIGHT MINERALS

- Based on the demonstration that the chosen crushing and grinding system would either not endure the hardness and abrasiveness of the slag or was not of sufficient capacity to scale up to commercial size, alternative crushing/grinding systems were sought.

- High Pressure Grinding Rolls (HPGR) were examined as a potential primary crushing and secondary grinding system. In August of 2010 bulk grinding tests were conducted using the HPGR. The results of these tests indicated that the system would provide the proper grind and withstand the wear imparted by the slag.



Hydraulic Pistons
Floating Roll
Feed
Fixed Roll
Zone of Compression
Product

HPGR X-Section Schematic



2,000 tpd HGPR Top Down View

The Clarkdale Slag Project:
Operation of Test Module / Lessons Learned

SEARCHLIGHT MINERALS

- HPGR grinding systems impart extremely high compression energy in the space between the rolls followed by immediate release of that compression energy in tension. This results in micro-fracturing of the slag material.
- Micro-fractures enhance the ability of the leach solution to access the interior of the slag particles and dissolve the gold into the leach solution.



F
SC
SB
F
F
αK
U
U

HPGR X-Section Schematic



Clarkdale Slag HPGR Micro-fractures

The Clarkdale Slag Project:
Operation of Test Module / Lessons Learned

SEARCHLIGHT MINERALS

- Because HPGR grinding systems impart extremely high compression energy into the very hard and abrasive slag, it is important that the surface of the grinding rolls be able to withstand the wear evidenced by other crushing and grinding systems employed in the Test Module. The surface of each roll is covered with tungsten carbide alloy inserts which are inserted into drilled holes in the surface of the drum. The inserts are slightly raised above the rolls and spaced to purposely build a compacted bed of slag material. Thus most of the wear is absorbed on the tips of the hardened inserts and the compacted bed of slag material between inserts.

- HGPR crushing and grinding circuits are used world wide and considered a mature, proven, technology. A single 2,000 tpd unit is approximately 50% of the physical size of the existing Vibratory Mill in the Test Module.

- Shown below is an example of an existing commercial unit used in another location.



HPGR Roll Wear Surface



(4) - 3,500 tpd HPGR Grinding Circuits
(Example of Existing Unit Installed in Other Location)

The Clarkdale Slag Project:
Operation of Test Module / Lessons Learned

SEARCHLIGHT MINERALS

- Because of the difficulties caused by grinding in the Test Module and the resultant need for more severe chemistry to overcome the off-spec grind, a great deal of iron (up to 35,000 ppm) and silica (up to 7,500 ppm) was dissolved and remained in the same PLS (Pregnant Leach Solution) as the dissolved gold. A SX (Solvent Extraction) circuit was installed downstream of the ambient temperature / pressure leach to remove iron and zinc. The excess silica in the PLS created large quantities of 'crud' resulting in the fouling of the PLS / organic liquid interface thereby preventing removal of the unwanted iron prior to removal of copper.

- The copper SX circuit and subsequent removal by electro-winning worked as planned once iron and silica was removed from the system and therefore did validate the use of SX and Electro-winning in the commercial system.



SX Contactor for Fe/Zn Removal



SX Contactor for Cu Removal

The Clarkdale Slag Project: *Autoclave Testing Methods & Results*

SEARCHLIGHT MINERALS

- Due to the aforementioned problems, alternatives to the ambient leach used in the pilot test run, were examined. Alternate leach reagents and concentrations as well as separate staged leaches using different reagents were examined. While the lessons learned from these tests resulted in invaluable information for the future commercial process system (which will utilize an ambient leach as part of the process treatment train), it became obvious that while the system did dissolve the gold from the slag, it resulted in a PLS from which the gold could not be extracted.

- One of the alternate leaching methods examined was the use of a moderate temperature / pressure mineral processing autoclave. Specifically the method examined was POX (Pressure Oxidation) to remove iron and silica, followed by an ambient temperature/pressure leach of the pre-treated autoclave residue. At this point in time, this appears to be the process method of choice for moving forward to commercialization of the Clarkdale Slag Project.



Arrakis 6- Liter Parr Autoclave Used in Bench Testing



4 Compartment 30-Liter Autoclave Pilot Test Unit

The Clarkdale Slag Project: *Autoclave Testing Methods & Results*

SEARCHLIGHT MINERALS

- As of this date over 75 separate autoclave tests using 0.5 kg slag samples have been run with subsequent leaching of the residues. Operating temperatures have been varied from 140° C to 220° C in varying concentration of sulfuric acid solution in the presence of 100 psig oxygen. Retention time and pulp density have also been varied.

- The grade of gold taken into solution thus far in the bench scale autoclave testing ranges from ‹0.1 opt to ›0.6 opt. Process variables that affect the final grade in solution include:

    1. Retention time, pressure, temperature, and chemistry of the autoclave and feed grind.
    2. Retention time, chemistry, pH, ORP and pulp density of the leach after autoclave.

The Clarkdale Slag Project: Test Results & Conclusions

SEARCHLIGHT MINERALS

- The pilot test run in the Clarkdale Test Module both verified process technologies which worked and identified technologies which needed to be modified or replaced.
- High Pressure Grinding Rolls appear to be a very robust and efficient replacement for the crushing/grinding system which was used for the pilot test. In addition the micro-fractures introduced appear to enhance autoclave pressure oxidation and subsequent chlorine leaching resulting in total higher gold recovery.
- Standard autoclave technology currently in use around the world operating in a pressure oxidation mode removes the iron and silica and enables recovery of gold in a consistent and highly efficient manner.
- Test work in 2011 should move from Pre-Feasibility to a Feasibility Study and then, based upon positive results and availability of financing, a Bankable Study.


Figure 2: Cut Away of Autoclave Circuit

Commercial Autoclave Cutaway (Example of Existing Unit Installed in Other Location



Commercial 3,000 tpd Autoclave (Example of Existing Unit Installed in Other Location)

The Clarkdale Slag Project:
Future Work Program

SEARCHLIGHT MINERALS

- Once the batch test results have been completed, analyzed and incorporated into a pre-feasibility document, continuous pilot bulk tests will be scheduled in a larger multi-compartment autoclave (30-50 liters) as part of the feasibility study. We have interviewed engineering firms with the equipment and expertise to perform the bulk tests.

- Net results from the batch autoclave testing and continuous bulk autoclave testing will be incorporated into a feasibility study that identifies the engineering parameters and recoverable gold grade for a commercial-scale production facility. This information will then be used to identify capital requirements and operating costs to form the basis for a "bankable" study to support the financing of the commercial system.

- It is anticipated that the capital and operating costs of an autoclave system are significantly higher than the costs for the other ambient leach techniques tested thus far. However, the small-scale bench tests appear to indicate that autoclaving can consistently provide gold recoveries of approximately 0.5 ounces per ton.

- A more thorough economic analysis of the full-scale production facility, including specific capital and operating costs, funding schedules and funding sources, is expected to occur during the bankable feasibility evaluation. The scope, size, timing and cost of our full-scale production facility will depend upon a number of factors, including results of the bankable feasibility study and the availability of funding.

The Searchlight Gold Project

SEARCHLIGHT MINERALS

- Early exploration project involving a 3,200 acre property in southern Nevada.
- On February 11, 2010, we received final approval of our Plan of Operations from the BLM, which allows us to conduct an 18-hole drill program on our project area.
- In an effort to conserve our cash and resources, we have decided to postpone further exploration on our Searchlight Gold Project until we are better able to determine the feasibility of our Clarkdale Slag Project.
- Once we have decided to resume our exploration program, work on the project site will be limited to the scope within the Plan of Operations.
- We have budgeted $50,000 over the next 12 months for the Searchlight Gold Project to file and pay the necessary fees to maintain our claims.


79
Au
Gold
196.96655
47
Ag
Silver
107.8682


WELCOME TO
SEARCHLIGHT
NEVADA

Summary

SEARCHLIGHT MINERALS

- **Progressing the Clarkdale Slag Project**
  - Complete autoclave batch and bulk testing
  - Complete pre-feasibility, feasibility and bankable feasibility studies for autoclave system
  - Engineer and design full-scale production facility for autoclave system at Clarkdale and supporting infrastructure.
  - Commence 2,000 tons per day processing
- **Continued Corporate Maturation**
  - Manage cash effectively
  - Line up project financing for expansion
  - Add additional technical expertise to management team and Board of Directors
  - Look to larger exchange listing





SEARCHLIGHT MINERALS

Unearthing Opportunities